Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 28, 2015
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Fourth Quarter and 2014 Earnings
WESTERLY, R.I., January 28, 2015 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $11.2 million, or 66 cents per diluted share, for the fourth quarter of 2014. Net income was up by 6% from the $10.5 million, or 62 cents per diluted share, reported for the previous quarter.
Net income for the year ended December 31, 2014 totaled $40.8 million, or $2.41 per diluted share. Full-year net income increased by $4.7 million, or 13%, from the amounts reported for 2013.

"Washington Trust posted excellent fourth quarter and full-year results," stated Joseph J. MarcAurele, Chairman and Chief Executive Officer. "In 2014, we opened a mortgage office in Darien, CT, a branch in Johnston, RI, and announced plans to open a branch in Rumford, RI in early 2015. Our ability to bring our unique brand into new markets, while consistently delivering quality products and local, personal service has been a key part of our continued success."

Selected highlights for the fourth quarter of 2014 include:

•	Fourth quarter net income and earnings per share results were both record highs for Washington Trust.

•	Returns on average equity and average assets were 12.68% and 1.27%, respectively. Comparable amounts for the third quarter of 2014 were 12.15% and 1.25%, respectively.

•	Loans totaled $2.86 billion at December 31, 2014, up by 7% from September 30, 2014 and up by 16% from December 31, 2013.

Net Interest Income
Net interest income totaled $26.3 million for the fourth quarter of 2014, up by $1.3 million, or 5%, from the $24.9 million reported for the third quarter of 2014. The net interest margin was 3.23% for the fourth quarter of 2014, compared to 3.21% for the third quarter of 2014. Included in net interest income was commercial loan prepayment penalty fee income of $445 thousand in the fourth quarter of 2014, compared to a minimal amount of such fee income in the previous quarter. Excluding the loan prepayment penalty fees, the net interest margin was 3.18% for the fourth quarter, down by 3 basis points on a linked quarter basis. Other significant linked quarter changes included:

Washington Trust
Page 2, January 28, 2015

•
Average interest-earning assets increased by $153.0 million, reflecting growth in average commercial and residential loan balances. The yield on interest-earning assets, excluding the contribution of 6 basis points from the loan prepayment penalty fees, was 3.85% for the fourth quarter. The 4 basis point decline from the previous quarter was primarily due to lower rates on loan originations and payoffs of higher yielding loans.

•
Average interest-bearing liabilities increased by $121.5 million, with growth in average wholesale funding balances and average interest-bearing deposits. The cost of funds remained unchanged from the previous quarter.

Noninterest Income
Noninterest income totaled $13.7 million for the fourth quarter of 2014, up by $581 thousand, or 4%, from $13.1 million for the third quarter of 2014. Included in noninterest income were the following:

•
Wealth management revenues totaled $8.4 million for the fourth quarter of 2014, up modestly on a linked quarter basis. Wealth management assets under administration amounted to $5.070 billion at December 31, 2014, up by $86.5 million, or 2%, from September 30, 2014.

•
Net gains on loan sales and commissions on loans originated for others totaled $2.1 million for the fourth quarter of 2014, up by $372 thousand, or 21%, on a linked quarter basis. Residential mortgage loans sold to the secondary market amounted to $99.4 million in the fourth quarter, up by $19.3 million from the previous quarter.

•
Net gains on interest rate swap contracts amounted to $574 thousand for the fourth quarter of 2014, up by $235 thousand, or 69%, from the previous quarter, due to an increase in customer-related interest rate swap transactions in the fourth quarter of 2014. Net gains on interest rate swaps for the fourth quarter of 2014 were approximately $387 thousand higher than the average amount of net gains recognized for each of the first three quarters of 2014.

Noninterest Expenses
Noninterest expenses totaled $23.1 million for the fourth quarter of 2014, up by $1.0 million, or 5%, from $22.0 million for the third quarter of 2014. Included in noninterest expenses in the fourth quarter of 2014 was a charitable contribution expense of $400 thousand (classified in other expenses); there was no such expense in the previous quarter. The remaining linked quarter change was primarily due to an increase of $312 thousand in profit-based incentives and an increase of $148 thousand in outsourced services largely associated with customer-related interest rate swaps executed in the period.

Income tax expense amounted to $5.2 million for the fourth quarter of 2014, up by $340 thousand, or 7%, from $4.9 million for the third quarter of 2014. The effective tax rate for the fourth quarter of 2014 was 31.8%, compared to 31.6% from the third quarter of 2014. Based on current federal and applicable state income tax statutes, the Corporation currently expects the full-year effective tax rate to be approximately 32.0% for 2015.

Asset Quality
Asset quality metrics remained strong and continued to improve. Total nonaccrual loans amounted to $15.9 million, or 0.56% of total loans, at December 31, 2014, down from $17.0 million, or 0.63%, at September 30, 2014. Total past due loans amounted to $18.1 million, or 0.63% of total loans, at December 31, 2014, down from $19.9 million, or 0.75% of total loans, at September 30, 2014. Loans classified as troubled debt restructurings amounted to $18.4 million at December 31, 2014, compared to $18.3 million at the end of the previous quarter.

Washington Trust
Page 3, January 28, 2015

The loan loss provision charged to earnings in the fourth quarter of 2014 totaled $500 thousand, down from $600 thousand in the third quarter of 2014. Net charge-offs amounted to $245 thousand in the fourth quarter of 2014, compared to $101 thousand in the third quarter of 2014. Net charge-offs as a percentage of average loans was 0.07% on an annualized basis for 2014, down from 0.23% for 2013. The allowance for loan losses was $28.0 million, or 0.98% of total loans, at December 31, 2014, compared to $27.8 million, or 1.04% of total loans, at September 30, 2014. The decline in this ratio is consistent with the stable and favorable trends in asset and credit quality metrics.

Loans
In the latest quarter, Washington Trust achieved solid loan growth in the southern New England market. Total loans amounted to $2.86 billion at December 31, 2014, up by $185.2 million, or 7%, from the balance at September 30, 2014.

•	Total commercial loans increased by $145.1 million, or 10%, with growth in both commercial real estate and commercial and industrial loans.

•	The residential real estate loan portfolio grew by $39.8 million, or 4%.

•	Consumer loans increased slightly by $279 thousand, or 0.1%.

Investment Securities
The securities portfolio amounted to $382.9 million, or 11% of total assets, at December 31, 2014, down from $402.6 million, or 12%, at September 30, 2014. The decrease of $19.7 million was due to principal payments received on mortgage-backed securities and maturities and calls of state and political subdivision debt securities.

Deposits and Borrowings
Deposits totaled $2.75 billion at December 31, 2014, up by $15.9 million, or 1%, from the balance at September 30, 2014. This increase included an $87.9 million increase in wholesale brokered time deposits. Excluding wholesale brokered time deposits, in-market deposits decreased by $72.0 million, or 3%.

•	In-market time deposits decreased by $38.6 million, or 6%.

•	Demand deposits decreased by $17.0 million, or 4%, while NOW account balances increased by $13.0 million, or 4%.

•	Money market and savings account balances decreased by $29.4 million, or 3%.

FHLBB advances amounted to $406.3 million at December 31, 2014, up by $144.6 million from September 30, 2014.

Capital Management and Dividends
Capital levels at December 31, 2014 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.56% at December 31, 2014, compared to 13.26% at September 30, 2014. Total shareholder's equity was $346.3 million at December 31, 2014, down by $2.3 million from September 30, 2014. A charge of $8.9 million to the accumulated other comprehensive income component of shareholders' equity was recorded at December 31, 2014 associated with the annual measurement of defined benefit pension liabilities. This charge was largely due to the adoption of new mortality assumptions recently issued by the Society of Actuaries, as well as a decline in the discount rate used to measure the present value of pension liabilities as a result of a reduction in market interest rates in 2014.

Washington Trust
Page 4, January 28, 2015

The Board of Directors declared a quarterly dividend of 32 cents per share for the quarter ended December 31, 2014. The dividend was paid on January 14, 2015 to shareholders of record on January 2, 2015.

Conference Call
Washington Trust will host a conference call to discuss fourth quarter results, business highlights and outlook on Thursday, January 29, 2015 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-870-5176 and entering the Replay PIN Number 13598651; the audio replay will be available through February 8, 2015. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through March 31, 2015.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or local economies; reductions in net interest income resulting from a sustained low interest rate environment as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of Washington Trust's competition; changes in legislation or regulation and accounting principles, policies and guidelines; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K, as filed with the SEC and as updated by our Quarterly Reports on Form 10-Q and other SEC filings, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Dec 31, 2014	Dec 31, 2013
Assets:
Cash and due from banks	$76,386	$81,939
Short-term investments	3,964	3,378
Mortgage loans held for sale (including $30,321 in 2014 and $11,636 in 2013 measured at fair value)	45,693	11,636
Securities:
Available for sale, at fair value	357,662	392,903
Held to maturity, at amortized cost (fair value $26,008 in 2014 and $29,865 in 2013)	25,222	29,905
Total securities	382,884	422,808
Federal Home Loan Bank stock, at cost	37,730	37,730
Loans:
Commercial	1,535,488	1,363,335
Residential real estate	985,415	772,674
Consumer	338,373	326,875
Total loans	2,859,276	2,462,884
Less allowance for loan losses	28,023	27,886
Net loans	2,831,253	2,434,998
Premises and equipment, net	27,495	25,402
Investment in bank-owned life insurance	63,519	56,673
Goodwill	58,114	58,114
Identifiable intangible assets, net	4,849	5,493
Other assets	54,987	50,696
Total assets	$3,586,874	$3,188,867
Liabilities:
Deposits:
Demand deposits	$459,852	$440,785
NOW accounts	326,375	309,771
Money market accounts	802,764	666,646
Savings accounts	291,725	297,357
Time deposits	874,102	790,762
Total deposits	2,754,818	2,505,321
Federal Home Loan Bank advances	406,297	288,082
Junior subordinated debentures	22,681	22,681
Other liabilities	56,799	43,137
Total liabilities	3,240,595	2,859,221
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,746,363 shares in 2014 and 16,613,561 shares in 2013	1,047	1,038
Paid-in capital	101,204	97,566
Retained earnings	252,837	232,595
Accumulated other comprehensive loss	(8,809)	(1,553)
Total shareholders’ equity	346,279	329,646
Total liabilities and shareholders’ equity	$3,586,874	$3,188,867

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Twelve Months
	Periods ended December 31,	2014	2013	2014	2013
	Interest income:
Interest and fees on loans		$28,845	$25,649	$107,842	$102,481
Interest on securities:	Taxable	2,399	3,005	10,437	11,008
	Nontaxable	491	618	2,149	2,553
	Dividends on Federal Home Loan Bank stock	141	35	561	148
	Other interest income	29	59	128	158
	Total interest and dividend income	31,905	29,366	121,117	116,348
	Interest expense:
	Deposits	3,531	3,066	12,937	12,420
	Federal Home Loan Bank advances	1,867	2,534	7,698	10,643
	Junior subordinated debentures	241	241	964	1,484
	Other interest expense	3	4	13	16
	Total interest expense	5,642	5,845	21,612	24,563
	Net interest income	26,263	23,521	99,505	91,785
	Provision for loan losses	500	400	1,850	2,400
	Net interest income after provision for loan losses	25,763	23,121	97,655	89,385
	Noninterest income:
	Wealth management revenues	8,409	8,810	33,378	31,825
	Merchant processing fees	—	2,271	1,291	10,220
	Net gains on loan sales and commissions on loans originated for others	2,114	1,551	6,802	13,085
	Service charges on deposit accounts	936	820	3,395	3,256
	Card interchange fees	793	775	3,057	2,788
	Income from bank-owned life insurance	492	458	1,846	1,850
	Net gains on interest rate swap contracts	574	726	1,136	951
	Equity in earnings (losses) of unconsolidated subsidiaries	(63)	(42)	(276)	(107)
	Gain on sale of business line	—	—	6,265	—
	Other income	451	468	2,121	1,701
	Noninterest income, excluding other-than-temporary impairment losses	13,706	15,837	59,015	65,569
	Total other-than-temporary impairment losses on securities	—	319	—	(294)
	Portion of loss recognized in other comprehensive income (before tax)	—	(1,036)	—	(3,195)
	Net impairment losses recognized in earnings	—	(717)	—	(3,489)
	Total noninterest income	13,706	15,120	59,015	62,080
	Noninterest expense:
	Salaries and employee benefits	14,685	14,428	58,530	60,052
	Net occupancy	1,640	1,487	6,312	5,769
	Equipment	1,221	1,189	4,903	4,847
	Merchant processing costs	—	1,936	1,050	8,682
	Outsourced services	1,286	1,072	4,483	3,662
	Legal, audit and professional fees	626	639	2,336	2,330
	FDIC deposit insurance costs	467	431	1,762	1,761
	Advertising and promotion	406	321	1,546	1,464
	Amortization of intangibles	155	164	644	680
	Foreclosed property costs	(5)	36	43	258
	Debt prepayment penalties	—	—	6,294	1,125
	Other expenses	2,579	2,345	8,944	8,155
	Total noninterest expense	23,060	24,048	96,847	98,785
	Income before income taxes	16,409	14,193	59,823	52,680
	Income tax expense	5,218	4,404	18,999	16,527
	Net income	$11,191	$9,789	$40,824	$36,153

	Weighted average common shares outstanding - basic	16,735	16,602	16,689	16,506
	Weighted average common shares outstanding - diluted	16,911	16,770	16,872	16,664
Per share information:	Basic earnings per common share	$0.67	$0.59	$2.44	$2.18
	Diluted earnings per common share	$0.66	$0.58	$2.41	$2.16
	Cash dividends declared per share	$0.32	$0.27	$1.22	$1.03

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Financial Data:
Total assets	$3,586,874	$3,415,882	$3,317,022	$3,194,146	$3,188,867
Total loans	2,859,276	2,674,047	2,581,124	2,478,603	2,462,884
Total securities	382,884	402,553	355,392	389,889	422,808
Total deposits	2,754,818	2,738,888	2,586,097	2,591,654	2,505,321
Total shareholders' equity	346,279	348,562	343,450	335,858	329,646
Net interest income	26,263	24,938	24,468	23,836	23,521
Provision for loan losses	500	600	450	300	400
Noninterest income, excluding OTTI losses	13,706	13,125	12,814	19,370	15,837
Net OTTI losses recognized in earnings	—	—	—	—	(717)
Noninterest expense	23,060	22,047	22,448	29,292	24,048
Income tax expense	5,218	4,878	4,587	4,316	4,404
Net income	11,191	10,538	9,797	9,298	9,789

Share Data:
Basic earnings per common share	$0.67	$0.63	$0.59	$0.56	$0.59
Diluted earnings per common share	$0.66	$0.62	$0.58	$0.55	$0.58
Dividends declared per share	$0.32	$0.32	$0.29	$0.29	$0.27
Book value per share	$20.68	$20.85	$20.56	$20.19	$19.84
Tangible book value per share - Non-GAAP (1)	$16.92	$17.07	$16.77	$16.38	$16.01
Market value per share	$40.18	$32.99	$36.77	$37.47	$37.22
Shares outstanding at end of period	16,746	16,721	16,705	16,635	16,614
Weighted average common shares outstanding - basic	16,735	16,714	16,678	16,626	16,602
Weighted average common shares outstanding - diluted	16,911	16,855	16,831	16,800	16,770

Key Ratios:
Return on average assets	1.27%	1.25%	1.22%	1.17%	1.24%
Return on average tangible assets - Non-GAAP (1)	1.29%	1.27%	1.24%	1.20%	1.26%
Return on average equity	12.68%	12.15%	11.52%	11.10%	11.98%
Return on average tangible equity - Non-GAAP (1)	15.44%	14.86%	14.15%	13.70%	14.80%
Tier 1 risk-based capital	11.52% (i)	12.15%	12.24%	12.42%	12.12%
Total risk-based capital	12.56% (i)	13.26%	13.36%	13.56%	13.29%
Tier 1 leverage ratio	9.14% (i)	9.35%	9.62%	9.56%	9.41%
Equity to assets	9.65%	10.20%	10.35%	10.51%	10.34%
Tangible equity to tangible assets - Non-GAAP (1)	8.04%	8.51%	8.61%	8.70%	8.51%
(i) - estimated

Wealth Management Revenues:
Trust and investment management fees	$7,059	$6,982	$6,828	$6,685	$6,637
Mutual fund fees	1,068	1,100	1,086	1,081	1,104
Asset-based revenues	8,127	8,082	7,914	7,766	7,741
Transaction-based revenues	282	292	616	299	1,069
Total wealth management revenues	$8,409	$8,374	$8,530	$8,065	$8,810

Wealth Management Assets Under Administration:
Balance at beginning of period	$4,983,464	$5,010,588	$4,806,381	$4,781,958	$4,595,594
Net investment appreciation (depreciation) & income	111,715	(29,199)	131,269	44,335	248,727
Net client cash flows	(25,213)	2,075	72,938	(19,912)	(62,363)
Balance at end of period	$5,069,966	$4,983,464	$5,010,588	$4,806,381	$4,781,958

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Twelve Months Ended
(Dollars in thousands)	Dec 31, 2014	Dec 31, 2013
Key Ratios:
Return on average assets	1.23%	1.17%
Return on average tangible assets - Non-GAAP (1)	1.25%	1.20%
Return on average equity	11.87%	11.65%
Return on average tangible equity - Non-GAAP (1)	14.55%	14.68%

Allowance for Loan Losses:
Balance at beginning of period	$27,886	$30,873
Provision charged to earnings	1,850	2,400
Charge-offs	(1,949)	(6,022)
Recoveries	236	635
Balance at end of period	$28,023	$27,886

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$953	$4,833
Commercial & industrial	472	205
Residential real estate mortgages	81	125
Consumer	207	224
Total	$1,713	$5,387

Net charge-offs to average loans (annualized)	0.07%	0.23%

Wealth Management Revenues:
Trust and investment management fees	$27,554	$25,224
Mutual fund fees	4,335	4,278
Asset-based revenues	31,889	29,502
Transaction-based revenues	1,489	2,323
Total wealth management revenues	$33,378	$31,825

Wealth Management Assets Under Administration:
Balance at beginning of period	$4,781,958	$4,199,640
Net investment appreciation & income	258,120	632,681
Net client cash flows	29,888	(50,363)
Balance at end of period	$5,069,966	$4,781,958

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial loans	4.23%	4.20%	4.35%	4.43%	4.52%
Residential real estate loans, including mortgage loans held for sale	4.06%	4.06%	4.12%	4.15%	4.09%
Consumer loans	3.79%	3.83%	3.81%	3.83%	3.77%
Total loans	4.12%	4.10%	4.20%	4.26%	4.28%
Cash, federal funds sold and other short-term investments	0.18%	0.19%	0.19%	0.23%	0.22%
FHLBB stock	1.48%	1.47%	1.47%	1.53%	0.37%
Taxable debt securities	2.83%	2.94%	3.36%	3.47%	3.40%
Nontaxable debt securities	5.87%	5.86%	5.92%	5.98%	5.88%
Total securities	3.22%	3.36%	3.74%	3.84%	3.78%
Total interest-earning assets	3.91%	3.89%	4.03%	4.08%	4.02%
Liabilities:
Interest-bearing demand deposits	—%	—%	—%	—%	—%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.43%	0.41%	0.38%	0.36%	0.34%
Savings accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Time deposits (in-market)	1.14%	1.17%	1.16%	1.16%	1.20%
Wholesale brokered time deposits	1.23%	1.09%	1.05%	1.12%	1.13%
FHLBB advances	2.28%	2.57%	3.20%	3.37%	3.49%
Junior subordinated debentures	4.22%	4.22%	4.26%	4.31%	4.22%
Other	8.50%	7.88%	9.90%	7.03%	2.52%
Total interest-bearing liabilities	0.84%	0.84%	0.85%	0.93%	0.98%

Interest rate spread (taxable equivalent basis)	3.07%	3.05%	3.18%	3.15%	3.04%
Net interest margin (taxable equivalent basis)	3.23%	3.21%	3.35%	3.34%	3.24%

	At December 31, 2014
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$31,205	$21	($54)	$31,172
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	235,343	10,023	—	245,366
Obligations of states and political subdivisions	47,647	1,529	—	49,176
Individual name issuer trust preferred debt securities	30,753	—	(4,979)	25,774
Corporate bonds	6,120	57	(3)	6,174
Total securities available for sale	351,068	11,630	(5,036)	357,662
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	25,222	786	—	26,008
Total securities held to maturity	25,222	786	—	26,008
Total securities	$376,290	$12,416	($5,036)	$383,670

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Loans:
Commercial:	Mortgages	$843,978	$766,703	$772,772	$788,836	$796,249
	Construction & development	79,592	58,750	38,574	24,696	36,289
	Commercial & industrial	611,918	564,920	554,824	523,751	530,797
	Total commercial	1,535,488	1,390,373	1,366,170	1,337,283	1,363,335
Residential real estate:	Mortgages	948,731	912,956	846,187	784,623	749,163
	Homeowner construction	36,684	32,624	30,452	25,770	23,511
	Total residential real estate	985,415	945,580	876,639	810,393	772,674
Consumer:	Home equity lines	242,480	240,567	237,390	233,728	231,362
	Home equity loans	46,967	46,455	45,632	41,991	40,212
	Other	48,926	51,072	55,293	55,208	55,301
	Total consumer	338,373	338,094	338,315	330,927	326,875
	Total loans	$2,859,276	$2,674,047	$2,581,124	$2,478,603	$2,462,884

	At December 31, 2014
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$861,422	93.3%
New York, New Jersey, Pennsylvania	53,625	5.8%
New Hampshire	8,523	0.9%
Total commercial real estate loans (1)	$923,570	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At December 31, 2014
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$965,452	98.1%
New Hampshire	10,204	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	5,096	0.5%
Ohio	1,812	0.2%
Washington, Oregon	1,331	0.1%
Georgia	1,062	0.1%
Other	458	—%
Total residential mortgages	$985,415	100.0%

	Period End Balances At
(Dollars in thousands)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Deposits:
Demand deposits	$459,852	$476,808	$411,586	$445,570	$440,785
NOW accounts	326,375	313,391	314,060	311,461	309,771
Money market accounts	802,764	833,318	772,084	704,434	666,646
Savings accounts	291,725	290,561	292,112	293,322	297,357
Time deposits	874,102	824,810	796,255	836,867	790,762
Total deposits	$2,754,818	$2,738,888	$2,586,097	$2,591,654	$2,505,321

Out-of-market brokered certificates of deposits included in time deposits	$299,129	$211,222	$171,216	$171,275	$98,009
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,455,689	$2,527,666	$2,414,881	$2,420,379	$2,407,312

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Asset Quality Ratios:
Total past due loans to total loans	0.63%	0.75%	0.82%	0.73%	0.89%
Nonperforming assets to total assets	0.48%	0.53%	0.42%	0.45%	0.62%
Nonaccrual loans to total loans	0.56%	0.63%	0.49%	0.55%	0.74%
Allowance for loan losses to nonaccrual loans	175.75%	163.68%	217.54%	199.23%	152.37%
Allowance for loan losses to total loans	0.98%	1.04%	1.06%	1.09%	1.13%

Nonperforming Assets:
Commercial mortgages	$5,315	$6,022	$2,290	$2,293	$7,492
Commercial construction & development	—	—	—	—	—
Commercial & industrial	1,969	1,326	1,615	1,198	1,291
Residential real estate mortgages	7,124	7,890	7,417	8,975	8,315
Consumer	1,537	1,727	1,213	1,108	1,204
Total nonaccrual loans	15,945	16,965	12,535	13,574	18,302
Nonaccrual investment securities	—	—	—	—	547
Property acquired through foreclosure or repossession	1,176	988	1,309	750	932
Total nonperforming assets	$17,121	$17,953	$13,844	$14,324	$19,781

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$9,676	$9,677	$22,603	$22,796	$22,800
Commercial & industrial	954	1,036	969	989	1,265
Residential real estate mortgages	1,252	1,258	1,459	1,467	1,442
Consumer	135	164	167	233	236
Accruing troubled debt restructured loans	12,017	12,135	25,198	25,485	25,743
Nonaccrual troubled debt restructured loans:
Commercial mortgages	4,898	4,898	—	—	—
Commercial & industrial	1,193	854	872	369	542
Residential real estate mortgages	248	441	448	447	—
Consumer	—	—	—	29	38
Nonaccrual troubled debt restructured loans	6,339	6,193	1,320	845	580
Total troubled debt restructured loans	$18,356	$18,328	$26,518	$26,330	$26,323

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$—	$—	$311	$—	$—
Commercial & industrial	2,136	1,129	1,785	3,351	276
Residential real estate mortgages	2,943	2,582	5,249	2,232	4,040
Consumer loans	954	1,677	1,889	1,365	1,322
Loans 30-59 days past due	$6,033	$5,388	$9,234	$6,948	$5,638

Loans 60-89 Days Past Due:
Commercial mortgages	$—	$—	$1,583	$15	$—
Commercial & industrial	1,202	314	773	127	302
Residential real estate mortgages	821	2,001	855	1,265	1,285
Consumer loans	345	356	1,102	658	166
Loans 60-89 days past due	$2,368	$2,671	$4,313	$2,065	$1,753

Loans 90 Days or more Past Due:
Commercial mortgages	$5,315	$5,995	$2,250	$2,238	$7,492
Commercial & industrial	181	970	417	428	731
Residential real estate mortgages	3,284	3,922	4,335	5,634	5,633
Consumer loans	897	989	512	701	656
Loans 90 days or more past due	$9,677	$11,876	$7,514	$9,001	$14,512

Total Past Due Loans:
Commercial mortgages	$5,315	$5,995	$4,144	$2,253	$7,492
Commercial & industrial	3,519	2,413	2,975	3,906	1,309
Residential real estate mortgages	7,048	8,505	10,439	9,131	10,958
Consumer loans	2,196	3,022	3,503	2,724	2,144
Total past due loans	$18,078	$19,935	$21,061	$18,014	$21,903

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$12,721	$14,364	$10,432	$11,487	$15,591

	For the Quarters Ended
(Dollars in thousands)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Allowance for Loan Losses:
Balance at beginning of period	$27,768	$27,269	$27,043	$27,886	$28,008
Provision charged to earnings	500	600	450	300	400
Charge-offs	(311)	(148)	(267)	(1,223)	(703)
Recoveries	66	47	43	80	181
Balance at end of period	$28,023	$27,768	$27,269	$27,043	$27,886

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	($5)	($7)	$26	$939	$309
Commercial & industrial	144	63	95	170	73
Residential real estate mortgages	45	(1)	30	7	80
Consumer	61	46	73	27	60
Total	$245	$101	$224	$1,143	$522

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,470,360	$15,688	4.23%	$1,380,229	$14,624	4.20%	$1,310,584	$14,944	4.52%
Residential real estate loans, including loans held for sale	1,009,382	10,329	4.06%	946,738	9,685	4.06%	771,272	7,947	4.09%
Consumer loans	338,050	3,231	3.79%	337,598	3,259	3.83%	323,778	3,078	3.77%
Total loans	2,817,792	29,248	4.12%	2,664,565	27,568	4.10%	2,405,634	25,969	4.28%
Cash, federal funds sold and short-term investments	63,736	29	0.18%	74,569	36	0.19%	104,718	59	0.22%
FHLBB stock	37,730	141	1.48%	37,730	140	1.47%	37,730	35	0.37%
Taxable debt securities	336,661	2,399	2.83%	323,140	2,397	2.94%	350,821	3,005	3.40%
Nontaxable debt securities	50,505	747	5.87%	53,374	789	5.86%	63,524	941	5.88%
Total securities	387,166	3,146	3.22%	376,514	3,186	3.36%	414,345	3,946	3.78%
Total interest-earning assets	3,306,424	32,564	3.91%	3,153,378	30,930	3.89%	2,962,427	30,009	4.02%
Noninterest-earning assets	215,079			216,945			200,615
Total assets	$3,521,503			$3,370,323			$3,163,042
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$19,163	$—	—%	$12,862	$—	—%	$10,877	$—	—%
NOW accounts	320,313	49	0.06%	311,077	47	0.06%	300,113	48	0.06%
Money market accounts	829,472	903	0.43%	798,273	830	0.41%	653,731	560	0.34%
Savings accounts	291,683	45	0.06%	291,386	46	0.06%	293,434	47	0.06%
Time deposits (in-market)	602,005	1,735	1.14%	623,221	1,832	1.17%	698,653	2,115	1.20%
Wholesale brokered time deposits	257,415	799	1.23%	204,046	562	1.09%	104,326	296	1.13%
FHLBB advances	325,518	1,867	2.28%	283,219	1,832	2.57%	288,212	2,534	3.49%
Junior subordinated debentures	22,681	241	4.22%	22,681	241	4.22%	22,681	241	4.22%
Other	140	3	8.50%	151	3	7.88%	629	4	2.52%
Total interest-bearing liabilities	2,668,390	5,642	0.84%	2,546,916	5,393	0.84%	2,372,656	5,845	0.98%
Demand deposits	458,782			439,353			425,316
Other liabilities	41,415			37,217			38,204
Shareholders' equity	352,916			346,837			326,866
Total liabilities and shareholders' equity	$3,521,503			$3,370,323			$3,163,042
Net interest income (FTE)		$26,922			$25,537			$24,164
Interest rate spread			3.07%			3.05%			3.04%
Net interest margin			3.23%			3.21%			3.24%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Three Months Ended
	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013
Commercial loans	$403	$329	$320
Nontaxable debt securities	256	270	323
Total	$659	$599	$643

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
	Twelve Months Ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial loans	$1,382,036	$59,421	4.30%	$1,286,029	$59,387	4.62%
Residential real estate loans, including loans held for sale	904,556	37,033	4.09%	767,450	31,752	4.14%
Consumer loans	334,368	12,758	3.82%	323,847	12,304	3.80%
Total loans	2,620,960	109,212	4.17%	2,377,326	103,443	4.35%
Cash, federal funds sold and short-term investments	65,045	128	0.20%	72,726	158	0.22%
FHLBB stock	37,730	561	1.49%	38,238	148	0.39%
Taxable debt securities	331,514	10,437	3.15%	316,440	11,008	3.48%
Nontaxable debt securities	55,283	3,267	5.91%	65,708	3,889	5.92%
Total securities	386,797	13,704	3.54%	382,148	14,897	3.90%
Total interest-earning assets	3,110,532	123,605	3.97%	2,870,438	118,646	4.13%
Noninterest-earning assets	210,746			208,463
Total assets	$3,321,278			$3,078,901
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$12,988	$—	—%	$4,461	$—	—%
NOW accounts	311,927	190	0.06%	291,705	183	0.06%
Money market accounts	768,626	3,054	0.40%	569,534	1,749	0.31%
Savings accounts	291,880	182	0.06%	288,892	186	0.06%
Time deposits (in-market)	637,279	7,380	1.16%	728,328	9,144	1.26%
Wholesale brokered time deposits	187,325	2,131	1.14%	103,401	1,158	1.12%
FHLBB advances	274,879	7,698	2.80%	322,118	10,643	3.30%
Junior subordinated debentures	22,681	964	4.25%	27,398	1,484	5.42%
Other	157	13	8.28%	581	16	2.75%
Total interest-bearing liabilities	2,507,742	21,612	0.86%	2,336,418	24,563	1.05%
Demand deposits	432,857			384,323
Other liabilities	36,868			47,961
Shareholders' equity	343,811			310,199
Total liabilities and shareholders' equity	$3,321,278			$3,078,901
Net interest income (FTE)		$101,993			$94,083
Interest rate spread			3.11%			3.08%
Net interest margin			3.28%			3.28%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)	Twelve Months Ended
	Dec 31, 2014	Dec 31, 2013
Commercial loans	$1,370	$962
Nontaxable debt securities	1,118	1,336
Total	$2,488	$2,298

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$346,279	$348,562	$343,450	$335,858	$329,646
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	4,849	5,004	5,165	5,329	5,493
Total tangible shareholders' equity at end of period	$283,316	$285,444	$280,171	$272,415	$266,039

Shares outstanding at end of period	16,746	16,721	16,705	16,635	16,614

Book value per share - GAAP	$20.68	$20.85	$20.56	$20.19	$19.84
Tangible book value per share - Non-GAAP	$16.92	$17.07	$16.77	$16.38	$16.01

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$283,316	$285,444	$280,171	$272,415	$266,039

Total assets at end of period	$3,586,874	$3,415,882	$3,317,022	$3,194,146	$3,188,867
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	4,849	5,004	5,165	5,329	5,493
Total tangible assets at end of period	$3,523,911	$3,352,764	$3,253,743	$3,130,703	$3,125,260

Equity to assets - GAAP	9.65%	10.20%	10.35%	10.51%	10.34%
Tangible equity to tangible assets - Non-GAAP	8.04%	8.51%	8.61%	8.70%	8.51%

Calculation of Return on Average Tangible Assets:
Net income	$11,191	$10,538	$9,797	$9,298	$9,789

Total average assets	$3,521,503	$3,370,323	$3,214,649	$3,174,281	$3,163,042
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	4,924	5,082	5,245	5,410	5,573
Total average tangible assets	$3,458,465	$3,307,127	$3,151,290	$3,110,757	$3,099,355

Return on average assets - GAAP	1.27%	1.25%	1.22%	1.17%	1.24%
Return on average tangible assets - Non-GAAP	1.29%	1.27%	1.24%	1.20%	1.26%

Calculation of Return on Average Tangible Equity:
Net income	$11,191	$10,538	$9,797	$9,298	$9,789

Total average shareholders' equity	$352,916	$346,837	$340,235	$335,029	$326,866
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	4,924	5,082	5,245	5,410	5,573
Total average tangible shareholders' equity	$289,878	$283,641	$276,876	$271,505	$263,179

Return on average shareholders' equity - GAAP	12.68%	12.15%	11.52%	11.10%	11.98%
Return on average tangible shareholders' equity - Non-GAAP	15.44%	14.86%	14.15%	13.70%	14.80%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	Twelve Months Ended
(Dollars in thousands)	Dec 31, 2014	Dec 31, 2013
Calculation of return on average tangible assets:
Net income	$40,824	$36,153

Total average assets	$3,321,278	$3,078,901
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,164	5,826
Total average tangible assets	$3,258,000	$3,014,961

Return on average assets - GAAP	1.23%	1.17%
Return on average tangible assets - Non-GAAP	1.25%	1.20%

Calculation of return on average tangible equity:
Net income	$40,824	$36,153

Total average shareholders' equity	$343,811	$310,199
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	5,164	5,826
Total average tangible shareholders' equity	$280,533	$246,259

Return on average shareholders' equity - GAAP	11.87%	11.65%
Return on average tangible shareholders' equity - Non-GAAP	14.55%	14.68%